UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2005.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

a)                                      Designation of Participant in Amended and Restated Executive Supplemental Pension Plan.

On August 9, 2005, the Compensation Committee and Board of Directors designated J. Patrick Ervin, Chairman of the Board, Chief Executive Officer and President of Hardinge Inc., as a participant in the Hardinge Inc. Amended and Restated Executive Supplemental Pension Plan, effective immediately.  Said Plan is attached hereto as Exhibit 10.1.

(b)                                 Amended and Restated Hardinge Inc. Executive Supplemental Pension Plan.

The Compensation Committee and Board of Directors approved an Amended and Restated Executive Supplemental Pension Plan effective August 9, 2005.  The Amended Plan amends and restates the former Executive Supplemental Pension Plan to comply with recent federal legislation affecting deferred compensation arrangements, and makes certain other modifications as set forth therein.

Item 9.01  Financial Statements and Exhibits

c)              Exhibits

10.1  Amended and Restated Executive Supplemental Pension Plan, dated August 9, 2005 incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

August 15, 2005	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin
Chairman, President and CEO